*EXECUTION VERSION*

# TENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS TENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Tenth Amendment"), dated as of June 28, 2013, is by and among (i) HECLA ALASKA LLC, a Delaware limited liability company, HECLA GREENS CREEK MINING COMPANY, a Delaware corporation and HECLA JUNEAU MINING COMPANY, a Delaware corporation (collectively, the "Borrowers"), (ii) each of the other obligors identified as "Other Obligors" on the signature pages hereto and (iii) each of the banks and other financial institutions identified as "Lenders" on the signature pages hereto (the "Lenders").

**W I T N E S S E T H:**

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement, dated as of October 14, 2009 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement" and, as amended by this Tenth Amendment and as the same may be further amended, supplemented, amended or restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the Obligors party thereto, the Lenders party thereto, and The Bank of Nova Scotia, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the Lenders have made commitments to extend certain credit facilities to the Borrowers; and

WHEREAS, the parties hereto desire to further amend the Existing Credit Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, the parties hereby agree as follows:

## PART I
## DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Tenth Amendment, including its preamble and recitals, have the following meanings:

"Administrative Agent" is defined in the recitals.

"Borrowers" is defined in the preamble.

"Credit Agreement" is defined in the recitals.

"Existing Credit Agreement" is defined in the recitals.

"Lenders" is defined in the preamble.

"Tenth Amendment" is defined in the preamble.

"Tenth Amendment Effective Date" is defined in Subpart 4.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Tenth Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Tenth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement and the other Loan Documents shall continue in full force and effect.

SUBPART 2.1 Amendments.

(a) Amendment to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(i) by adding the defined term "Total Net Leverage Ratio", which shall read as follows:

"Total Net Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt outstanding on the last day of such Fiscal Quarter, less the amount of unencumbered cash then held by the Parent and its Subsidiaries to (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

(ii) By adding the defined term "Qualified ECP Guarantor", which shall read as follows:

"Qualified ECP Guarantor" shall mean, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(iii) by adding the defined term "Swap Obligation", which shall read as follows:

"Swap Obligation" means, with respect to any Obligor, any obligation of such Obligor to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

(iv) by deleting the existing defined term "Obligations" and inserting the following in its place:

"Obligation" means each obligation (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Parent, the Borrowers or any other Obligor or any Subsidiary of any Obligor arising under or in connection with (w) a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans, (x) any doré or concentrate purchase agreement under which the counterparty of such agreement is a Lender, the Administrative Agent or any Affiliate of a Lender or the Administrative Agent, (y) any agreement to provide cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) under which the counterparty of such agreement is a Lender, the Administrative Agent or any Affiliate of a Lender or the Administrative Agent, and (z) any Lender Hedging Agreement; provided that, with respect to any Obligation arising under the foregoing clauses (x), (y) and (z), upon any counterparty to such agreement ceasing to be a Lender, the Administrative Agent or any Affiliate of a Lender or the Administrative Agent, the obligation of the Parent, the Borrowers or any other Obligor or any Subsidiary of any Obligor owing to such Person thereunder shall no longer constitute an Obligation; provided, further, that, for purposes of determining the obligations of any Obligor that are guaranteed or secured under the Loan Documents for the benefit of the Secured Parties, the definition of "Obligations" shall exclude any Swap Obligations of the Parent, the Borrowers or any other Obligor or any Subsidiary of any Obligor, as the case may be, to the extent and for any period that such guarantee or security of such Swap Obligations would violate or be void or voidable under the Commodity Exchange Act; provided, further, that the definition of "Obligations" shall not include any obligations of any Obligor to any other Obligor.

(b) Amendment to Section 7.1.1. Section 7.1.1 of the Existing Credit Agreement is hereby amended by adding the following new clause (r) at the end thereof:

(r) as soon as possible and in any event within five days after the Parent or any other Obligor obtains knowledge of any Swap Obligation under any Lender Hedging Agreement ceasing to be guaranteed and secured in favor of the Secured Parties pursuant to

the Loan Documents in compliance with the Commodity Exchange Act, notice thereof.

(c) Amendment to Section 7.2.4. Section 7.2.4(c) of the Existing Credit Agreement is hereby deleted in its entirety and amended and restated to read as follows:

(c) the Total Net Leverage Ratio, (i) at all times prior to December 31, 2014, to be greater than 4.00 to 1.00, and (ii) at all times from and after December 31, 2014, to be greater than 3.50 to 1.00; and

(d) Amendment to Article X. Article X of the Existing Credit Agreement is hereby amended by adding a new Section 10.22 which shall read as follows:

SECTION 10.22 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under the Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.22 or otherwise under the Loan Documents voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.22 shall remain in full force and effect until a discharge of its Obligations under the Loan Documents. Each Qualified ECP Guarantor intends that this Section 10.22 constitute, and this Section 10.22 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

PART III
AFFIRMATION AND CONSENT

SUBPART 3.1 Affirmation and Consent. Each of the Obligors confirms that it has received a copy of this Tenth Amendment and restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, effective as of the date hereof, after giving effect to this Tenth Amendment.

PART IV
REPRESENTATIONS AND WARRANTIES

SUBPART 4.1 Swap Obligations. The Parent and each Borrower represents and warrants as to itself and its Subsidiaries, if any, to each Secured Party that each of the Swap Obligations under each Lender Hedging Agreement is guaranteed and secured in favor of the Secured Parties pursuant to the Loan Documents in compliance with the Commodity Exchange Act.

## PART V
## CONDITIONS TO EFFECTIVENESS

SUBPART 5.1 Amendment Effective Date. This Tenth Amendment shall be and become effective as of the date (the "Tenth Amendment Effective Date") when the last of all of the conditions set forth in this Part IV shall have been satisfied.

SUBPART 5.2 Execution of Counterparts of Tenth Amendment. The Administrative Agent shall have received counterparts satisfactory to the Administrative Agent of this Tenth Amendment, which collectively shall have been duly executed on behalf of each Borrower, each of the other Obligors and each Lender.

SUBPART 5.3 Representations and Warranties. The representations and warranties contained in Subpart 5.4 shall be true and correct in all material respects on and as of the Tenth Amendment Effective Date.

SUBPART 5.4 Costs and Expenses, etc. The Administrative Agent shall have received for its account and the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.3 of the Credit Agreement, if then invoiced, and any and all other Loan Documents.

## PART VI
## MISCELLANEOUS

SUBPART 6.1 Cross-References. References in this Tenth Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Tenth Amendment.

SUBPART 6.2 Instrument Pursuant to Existing Credit Agreement. This Tenth Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 6.3 References in Other Loan Documents. At such time as this Tenth Amendment shall become effective pursuant to the terms of Part IV, all references in the Loan Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Tenth Amendment.

SUBPART 6.4 Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants that (a) it has the requisite power and authority to execute, deliver and perform this Tenth Amendment, (b) it is duly authorized to, and has been authorized by all necessary action, to execute, deliver and perform this Tenth Amendment, (c) the representations

and warranties contained in Article VI of the Credit Agreement and applicable to such Obligor are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (d) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof after giving effect to the amendments contained herein.

SUBPART 6.5 Counterparts. This Tenth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Tenth Amendment by telecopy or other electronic transmission shall be effective as an original and shall constitute a representation that an original will be delivered.

SUBPART 6.6 Full Force and Effect; Limited Amendment. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SUBPART 6.7 Governing Law. THIS TENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SUBPART 6.8 Successors and Assigns. This Tenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

* * * * *

Each of the parties hereto has caused a counterpart of this Tenth Amendment to be duly executed and delivered as of the date first above written.

BORROWERS

**HECLA ALASKA LLC,**
a Delaware limited liability company

By: Hecla Limited,
its Managing Member

By: /s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

**HECLA GREENS CREEK MINING COMPANY**, a Delaware corporation

By: /s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

**HECLA JUNEAU MINING COMPANY,**
a Delaware corporation

By: /s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

OTHER OBLIGORS:

**HECLA MINING COMPANY,**
a Delaware corporation

By: /s/ James A. Sabala
Name: James A. Sabala
Title: Senior Vice President & CFO

**BURKE TRADING INC.,**
a Delaware corporation

By: /s/ James A. Sabala
Name: James A. Sabala
Title: Vice President & Treasurer

**HECLA ADMIRALTY COMPANY,**
a Delaware corporation

By: ______________________
Name: James A. Sabala
Title: Vice President & Treasurer

**HECLA LIMITED,**
a Delaware corporation

By: ______________________
Name: James A. Sabala
Title: Vice President & Treasurer

**SILVER HUNTER MINING COMPANY,**
a Delaware corporation

By: ______________________
Name: James A. Sabala
Title: Vice President & Treasurer

**RIO GRANDE SILVER, INC.**, a Delaware corporation

By: ______________________
Name: James A. Sabala
Title: Vice President & Treasurer

**RHL HOLDINGS, INC.**, a Delaware corporation

By: ______________________
Name: Alan McPhee
Title: Vice President & Treasurer

**HECLA SILVER VALLEY, INC.**, a Delaware corporation

By: ______________________
Name: James A. Sabala
Title: Vice President & Treasurer

**HECLA MC SUBSIDIARY, LLC,**
a Delaware limited liability company

By: ______________________
Name: Alan MacPhee
Title: President

**THE BANK OF NOVA SCOTIA**, as a Lender

By: ________________________________

Name: Bhiravi Ravichandran

Title: Associate

By: ________________________________

Name: Ray Clarke

Title: Managing Director

**ING CAPITAL LLC**, as a Lender

By:______________________________
Name: Remko van de Water
Title: Director